UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2011 (August 24, 2011)

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2-28286	53-0040540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 South Bell Street, Arlington, Virginia 22202
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (703) 341-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 24, 2011, The Bureau of National Affairs, Inc. ("BNA" or the "Company") agreed to be acquired by Bloomberg Inc., a Delaware corporation (“Parent”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Parent and Brass Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Acquisition Sub”). Under the terms of the Merger Agreement, Acquisition Sub will commence a tender offer (the “Offer”) within 10 business days of the execution of the Merger Agreement to purchase all outstanding Class A, Class B and Class C shares of common stock of the Company at a price of $39.50 per share, net to the seller in cash, without interest and subject to any applicable withholding taxes.

    The board of directors of the Company has approved the Offer, the Merger (defined below) and the Merger Agreement.  This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Current Report on Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission.  In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

    The Offer is conditioned upon, among other things, a majority of the Company’s outstanding Class A shares, on a fully-diluted basis, being validly tendered and not properly withdrawn prior to the expiration of the Offer, as well as the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  Following completion of the Offer, the Company will merge with and into Acquisition Sub, with the Company surviving the merger as a direct wholly-owned subsidiary of Parent (the “Merger”).  In the Merger, all non-tendered shares of Class A, Class B and Class C common stock of the Company, other than shares held by the Company or Parent, Acquisition Sub or their respective wholly-owned subsidiaries, or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the same $39.50 per share cash payment, without interest, paid in the tender offer.

    The closing of the Merger is subject to customary closing conditions.  The parties have agreed that if, following completion of the Offer, Parent, Acquisition Sub and any other subsidiary of Parent collectively own at least 90% of the Class A shares of the Company, the Merger will be completed without a meeting of the Company’s stockholders, pursuant to Delaware’s “short-form” merger statute.

 The Company has made customary representations and warranties in the Merger Agreement for a transaction of this nature. Some of the Company’s representations and warranties are qualified by reference to a “Company Material Adverse Effect.” Parent and Acquisition Sub make more limited representations and warranties to the Company, which is typical for a transaction of this kind. None of the representations and warranties survive termination or closing of the Merger.

In addition, the Company has agreed to certain covenants in the Merger Agreement including an ordinary course covenant, pursuant to which between the signing and closing of the transaction, the business of the Company and the Company’s subsidiaries must be conducted in the ordinary course of business consistent with past practice and applicable law, and the Company and the Company’s subsidiaries must use their reasonable best efforts to preserve intact their current business organizations, keep available the service of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company must obtain Parent’s prior written consent to take actions outside the ordinary course or in conflict with specified negative covenants included in the Merger Agreement.

The Merger Agreement also contains a non-solicitation provision, pursuant to which the Company may not directly or indirectly solicit, initiate, knowingly facilitate or knowingly encourage the submission of any proposals or offers that may reasonably be expected to lead to a Company Acquisition Proposal (as defined in the Merger Agreement) or approve or recommend a Company Acquisition Proposal or enter into any agreement with respect to a Company Acquisition Proposal, subject to the fulfillment of certain fiduciary duties of the Company’s board of directors.

The Merger Agreement also provides Parent the right to obtain information with respect to Company Acquisition Proposals and to a three business day negotiating period after the receipt by Parent of notice from the Company regarding the existence of a Superior Proposal (as defined in the Merger Agreement) or the occurrence of an Intervening Event (as defined in the Merger Agreement) before the board of directors of the Company may terminate the Merger Agreement, accept a Superior Proposal, withdraw its recommendation in favor of the Offer and the Merger or recommend a Superior Proposal.

The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, under certain circumstances in the event that the Company receives a Superior Proposal or experiences an Intervening Event. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to, the board of directors' approval or recommendation of, or the Company’s entry into an agreement with respect to, a Superior Proposal, the Company is required to pay to Parent a termination fee equal to $40,000,000, unless the termination by the Company results from an Intervening Event, in which case the Company is required to pay Parent a termination fee equal to $60,000,000. Parent will be required to pay the Company a termination fee equal to $40,000,000 under certain specified circumstances as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to describe all of the material terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement contains customary representations and warranties the Company, Parent and Acquisition Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Acquisition Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Acquisition Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Parent and Acquisition Sub rather than establishing matters as facts.  The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Acquisition Sub or any of their respective subsidiaries or affiliates.

Item 5.02(e)                      Compensatory Arrangements of Certain Officers.

Change in Control Severance Agreements

Effective August 24, 2011, the Company entered into Change in Control Severance Agreements (the “CIC Agreements”) with Paul Wojcik, Chairman and Chief Executive Officer, Gregory McCaffery, President and Chief Operating Officer, Robert Ambrosini, Executive Vice President and Chief Financial Officer, Carol Clark, Executive Vice President and Chief Information Officer, and Eunice Lin, Executive Vice President and General Counsel (collectively, the "NEOs"), and Cynthia Bolbach, Executive Vice President and Corporate Secretary (together with the NEOs the "Executives").

Pursuant to the CIC Agreements, each Executive would be entitled to the following payments and benefits if, within two years following a change in control of the Company (which would include consummation of the Offer), their employment with the Company is terminated by the Company without “cause” or by the Executive for “good reason” (as those terms are defined in the CIC Agreements): a lump-sum payment of two times (three times in the case of Messrs. Wojcik and McCaffery) the Executive’s base salary as in effect immediately prior to the date of termination or, if higher, as in effect immediately prior to the first occurrence of an event or circumstance constituting good reason; a pro-rata portion of the Executive’s target annual bonus under any annual bonus or incentive plan in respect of the period in which the termination occurs; two years (three years in the case of Messrs. Wojcik and McCaffery) continuation of substantially similar medical and life benefits; an additional two years (three years in the case of Messrs. Wojcik and McCaffery) age and service credit for post-retirement medical benefit purposes; outplacement services suitable to the Executive’s position for two years (three years in the case of Messrs. Wojcik and McCaffery) or, if earlier, until acceptance of other employment; and continuation of perquisites for one year.  As a condition to such payments and benefits, the Executives would be required to execute a release of claims and comply with one-year noncompetition and nonsolicitation obligations.

The foregoing description of the CIC Agreements is qualified in its entirety by reference to the full text of the CIC Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

2011 Retention Program

Effective August 24, 2011, the Company adopted a 2011 Retention Program (the “Retention Program”) for approximately 31 employees, including the Executives.  The Retention Program provides generally for a payment equal to a percentage of base salary: 75% for Messrs. Wojcik, McCaffery and Ambrosini and 25% for Ms. Bolbach, Ms. Clark and Ms. Lin.

If a change in control of the Company (which would include consummation of the Offer) occurs within two years following adoption of the Retention Program, one half of the benefit amount would be payable upon consummation of the change in control with the remainder paid six months later, in each case provided generally that the Executive remains employed at that time.  If a change in control of the Company does not occur within two years following adoption of the Retention Program, the benefit amount would be payable upon completion of such two-year period provided generally that the Executive remains employed at that time.  Upon termination of the Executive’s employment by reason of death or disability, by the Company without cause or by the Executive for good reason (as those terms are defined in the Retention Program), any remaining benefit amount is payable in full, subject to execution of a release of claims.

The foregoing description of the Retention Program is qualified in its entirety by reference to the full text of the Retention Program, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Notice to Stockholders

The Offer has not yet commenced, and this communication is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the common stock of BNA. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of BNA’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND BNA STOCKHOLDERS ARE STRONGLY ADVISED TO CAREFULLY READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND THE RELATED TENDER OFFER DOCUMENTS) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT, AS WELL AS ANY AMENDMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Brass Acquisition Corp. and Bloomberg Inc. and the solicitation/recommendation statement will be filed with the SEC by BNA.  Investors and BNA stockholders may obtain a free copy of the tender offer statement, the solicitation/recommendation statement and other documents (when available) filed with the SEC at the SEC’s website at www.sec.gov.  The tender offer statement and other documents filed by Brass Acquisition Corp. or Bloomberg Inc. may also be obtained free of charge by directing a request by mail to MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016, by calling toll-free at +1 800-322-2885 or by email to tenderoffer@mackenziepartners.com.

Forward Looking Statements

This communication contains forward-looking statements relating to the potential acquisition of BNA by Bloomberg Inc. These forward-looking statements are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of the acquisition could vary materially as a result of a number of factors, including: uncertainties as to how many of BNA’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the SEC, including our annual report on Form 10-K for the year ended December 31, 2011 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect BNA’s expectations as of the date of this communication. BNA undertakes no obligation to update the information provided herein.

 (d)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 24, 2011, by and among The Bureau of National Affairs, Inc., Bloomberg Inc., and Brass Acquisition Corp.
10.1
Form of Change in Control Severance Agreement, dated August 24, 2011, by and between The Bureau of National Affairs, Inc., on the one hand, and each of Paul Wojcik, Chairman and Chief Executive Officer, Gregory McCaffery, President and Chief Operating Officer, Robert Ambrosini, Executive Vice President and Chief Financial Officer, Carol Clark, Executive Vice President and Chief Information Officer, Eunice Lin, Executive Vice President and General Counsel, and Cynthia Bolbach, Executive Vice President and Corporate Secretary, on the other hand.

10.2	The Bureau of National Affairs, Inc. 2011 Retention Program, dated August 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BUREAU OF NATIONAL AFFAIRS, INC. (registrant)
Date: August 30, 2011	By:	/s/ Paul N. Wojcik
Name: Paul N. Wojcik
Title: Chairman of the Board and Chief Executive Officer

Exhibit Index
Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 24, 2011, by and among The Bureau of National Affairs, Inc., Bloomberg Inc., and Brass Acquisition Corp.
10.1
Form of Change in Control Severance Agreement, dated August 24, 2011, by and between The Bureau of National Affairs, Inc., on the one hand, and each of Paul Wojcik, Chairman and Chief Executive Officer, Gregory McCaffery, President and Chief Operating Officer, Robert Ambrosini, Executive Vice President and Chief Financial Officer, Carol Clark, Executive Vice President and Chief Information Officer, Eunice Lin, Executive Vice President and General Counsel, and Cynthia Bolbach, Executive Vice President and Corporate Secretary, on the other hand.

10.2	The Bureau of National Affairs, Inc. 2011 Retention Program, dated August 24, 2011.